Exhibit 99.1

NEWS RELEASE

cc12-59/C1228

LSI Reports Third Quarter 2012 Results

14% year-over-year revenue growth, with strong operating cash flows

MILPITAS, Calif., October 24, 2012 – LSI Corporation (NYSE: LSI) today reported results for its third quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•	Third quarter 2012 revenues from continuing operations* of $624 million, up 14% year-over-year

•	Third quarter 2012 GAAP** income from continuing operations of $0.07 per diluted share

•	Third quarter 2012 non-GAAP*** income from continuing operations of $0.17 per diluted share

•	Third quarter 2012 operating cash flows of $112 million

Fourth Quarter 2012 Business Outlook

•	Projected revenues from continuing operations* of $570 million to $610 million

•	GAAP** income from continuing operations in the range of ($0.02) to $0.07 per share

•	Non-GAAP*** income from continuing operations in the range of $0.11 to $0.17 per share

*	On May 6, 2011, LSI completed the sale of its external storage systems business. The financial results of the external storage systems business have been classified as discontinued operations in LSI’s financial statements. Our ongoing business is referred to as “continuing operations.”

**	Generally Accepted Accounting Principles.

***	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value, gain/loss on sale/write-down of investments and, in the case of non-GAAP net income, gain from the sale of the external storage systems business. It also excludes the income tax effect associated with the above-mentioned items.

“In the third quarter we delivered strong year-over-year growth in an environment with considerable macroeconomic uncertainty and with softness in several key markets. We are managing the elements within our control, and are pleased with the significant improvement in margin and earnings over last year,” said Abhi Talwalkar, LSI’s president and CEO. “Looking forward, our design win performance is ahead of expectations and we are benefiting from the rapid adoption of LSI’s exciting new flash-based products and the penetration of LSI products into large web and cloud datacenters.”

Third quarter 2012 revenues from continuing operations were $624 million, in line with guidance, compared to $547 million generated from continuing operations in the third quarter of 2011, and compared to $660 million generated from continuing operations in the second quarter of 2012.

Third quarter 2012 GAAP** income from continuing operations was $40 million or $0.07 per diluted share, compared to third quarter 2011 GAAP income from continuing operations of $29 million or $0.05 per diluted share. Second quarter 2012 GAAP income from continuing operations was $59 million or $0.10 per diluted share. Third quarter 2012 GAAP income from continuing operations included a net charge of $59 million from special items, consisting primarily of approximately $28 million of stock-based compensation expense, $30 million of amortization of acquisition-related items, $4 million of net restructuring and other items, and $3 million of gain on the sale of investments.

Third quarter 2012 non-GAAP*** income from continuing operations was $99 million or $0.17 per diluted share, compared to third quarter 2011 non-GAAP income from continuing operations of $83 million or $0.14 per diluted share. Second quarter 2012 non-GAAP income from continuing operations was $121 million or $0.21 per diluted share.

Cash and short-term investments totaled approximately $643 million at quarter end. The company completed third-quarter purchases of approximately 7 million shares of its common stock for approximately $50 million. On a cumulative basis, LSI has repurchased a total of 102 million shares and utilized approximately $725 million of the $750 million stock repurchase program the board authorized last year. In addition, in August the board authorized a new $500 million stock repurchase program.

“LSI continued to demonstrate solid cash generation with cash flow from operations in the quarter exceeding $110 million,” said Bryon Look, LSI’s CFO and chief administrative officer. “Together with a debt-free balance sheet and exciting long-term growth opportunities, we are well-positioned to deliver strong operating profits while also continuing to return capital to shareholders.”

LSI 4Q2012 Business Outlook for Continuing Operations

	GAAP**	Special Items	Non-GAAP***
Revenue	$570 million to $610 million		$570 million to $610 million
Gross Margin	47% – 51%	$20 million to $30 million	52% – 54%
Operating Expenses	$258 million to $278 million	$35 million to $45 million	$223 million to $233 million
Net Other Income	$3 million		$3 million
Tax	Approximately $9 million		Approximately $9 million
(Loss)/Income from Continuing Operations Per Share	($0.02) to $0.07	($0.10) to ($0.13)	$0.11 to $0.17
Diluted Share Count	570 million		570 million

Capital spending is projected to be around $27 million in the fourth quarter and approximately $130 million in total for 2012.

Depreciation and software amortization is projected to be around $15 million in the fourth quarter and approximately $60 million in total for 2012.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss third quarter 2012 financial results and the fourth quarter 2012 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to successfully integrate and manage the SandForce business and retain its key employees; our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to repurchase our common stock at prices we believe to be advantageous; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NYSE: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and the Storage.Networking.Accelerated. tagline are trademarks or registered trademarks of LSI Corporation.

All other brand or product names may be trademarks or registered trademarks of their respective companies.

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Dave Miller
610-712-5471	408-712-7813
sujal.shah@lsi.com	dave.c.miller@lsi.com

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2012	July 1, 2012	December 31, 2011
Assets
Current assets:
Cash and short-term investments	$643.0	$601.1	$935.5
Accounts receivable, net	256.5	296.8	246.5
Inventories	209.1	204.0	180.0
Prepaid expenses and other current assets	64.6	63.4	60.7

Total current assets	1,173.2	1,165.3	1,422.7
Property and equipment, net	250.2	235.7	180.6
Goodwill and identified intangible assets, net	771.9	802.0	506.2
Other assets	108.1	107.6	122.6

Total assets	$2,303.4	$2,310.6	$2,232.1

Liabilities and Stockholders’ Equity
Current liabilities	$476.8	$468.4	$460.9
Pension, tax and other liabilities	628.6	678.8	712.2

Total liabilities	1,105.4	1,147.2	1,173.1

Stockholders’ equity:
Common stock and additional paid-in capital	5,579.6	5,594.5	5,629.2
Accumulated deficit	(3,863.4)	(3,903.1)	(4,037.0)
Accumulated other comprehensive loss	(518.2)	(528.0)	(533.2)

Total stockholders’ equity	1,198.0	1,163.4	1,059.0

Total liabilities and stockholders’ equity	$2,303.4	$2,310.6	$2,232.1

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenues	$623,962	$659,573	$546,910	$1,905,959	$1,520,818
Cost of revenues	287,390	303,334	261,399	886,876	727,550
Amortization of acquisition-related intangibles	21,348	21,348	20,206	64,086	62,305
Purchase accounting effect on inventory	—	—	—	14,458	—
Stock-based compensation expense	2,573	3,003	1,460	9,088	5,324

Total cost of revenues	311,311	327,685	283,065	974,508	795,179

Gross profit	312,651	331,888	263,845	931,451	725,639

Research and development	156,318	163,591	137,937	477,472	413,281
Stock-based compensation expense	11,170	11,973	5,410	35,451	18,286

Total research and development	167,488	175,564	143,347	512,923	431,567

Selling, general and administrative	69,722	69,905	64,672	206,046	178,115
Amortization of acquisition-related intangibles	8,667	8,667	8,319	26,001	24,957
Stock-based compensation expense	13,643	10,342	4,883	38,999	15,462

Total selling, general and administrative	92,032	88,914	77,874	271,046	218,534

Restructuring of operations and other items, net	4,221	6,491	10,784	26,174	2,686

Income from operations	48,910	60,919	31,840	121,308	72,852
Interest income and other, net	5,855	9,594	7,610	30,105	18,348

Income from continuing operations before income taxes	54,765	70,513	39,450	151,413	91,200
Provision for/(benefit from) income taxes	15,100	11,800	7,800	(22,162)	12,596

Income from continuing operations	39,665	58,713	31,650	173,575	78,604
(Loss)/income from discontinued operations, net of taxes	—	—	(2,311)	—	254,673

Net income	$39,665	$58,713	$29,339	$173,575	$333,277

Basic income per share:
Income from continuing operations	$0.07	$0.10	$0.05	$0.31	$0.13

(Loss)/income from discontinued operations	$—	$—	$(0.00)	$—	$0.43

Net income	$0.07	$0.10	$0.05	$0.31	$0.56

Diluted income per share:
Income from continuing operations	$0.07	$0.10	$0.05	$0.30	$0.13

(Loss)/income from discontinued operations	$—	$—	$(0.00)	$—	$0.42

Net income	$0.07	$0.10	$0.05	$0.30	$0.55

Shares used in computing per share amounts:
Basic	555,197	563,686	567,790	561,708	592,898

Diluted	572,022	581,344	581,483	582,296	608,743

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Reconciliation of GAAP net income to non-GAAP net income:
GAAP income from continuing operations	$39,665	$58,713	$31,650	$173,575	$78,604

Special items:
a) Stock-based compensation expense - cost of revenues	2,573	3,003	1,460	9,088	5,324
b) Stock-based compensation expense - R&D	11,170	11,973	5,410	35,451	18,286
c) Stock-based compensation expense - SG&A	13,643	10,342	4,883	38,999	15,462
d) Amortization of acquisition-related intangibles - cost of revenues	21,348	21,348	20,206	64,086	62,305
e) Amortization of acquisition-related intangibles - SG&A	8,667	8,667	8,319	26,001	24,957
f) Purchase accounting effect on inventory	—	—	—	14,458	—
g) Restructuring of operations and other items, net	4,221	6,491	10,784	26,174	2,686
h) Gain on sale of investments	(2,550)	—	—	(2,550)	—
i) Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	—	(5,765)	—
j) Income tax effect	—	—	—	(43,198)	—

Total special items from continuing operations	59,072	61,824	51,062	162,744	129,020

Non-GAAP income from continuing operations	$98,737	$120,537	$82,712	$336,319	$207,624

Non-GAAP income from continuing operations per share:
Basic	$0.18	$0.21	$0.15	$0.60	$0.35

Diluted	$0.17	$0.21	$0.14	$0.58	$0.34

GAAP net income	$39,665	$58,713	$29,339	$173,575	$333,277

Special items:
a) Total special items from continuing operations	59,072	61,824	51,062	162,744	129,020
b) Stock-based compensation expense - discontinued operations	—	—	(385)	—	(592)
c) Amortization of acquisition-related intangibles - discontinued operations	—	—	—	—	886
d) Restructuring of operations - discontinued operations	—	—	3,040	—	40,930
e) Gain on sale of business	—	—	—	—	(260,066)

Non-GAAP net income	$98,737	$120,537	$83,056	$336,319	$243,455

Non-GAAP net income per share:
Basic	$0.18	$0.21	$0.15	$0.60	$0.41

Diluted	$0.17	$0.21	$0.14	$0.58	$0.40

Shares used in computing non-GAAP per share amounts:
Basic	555,197	563,686	567,790	561,708	592,898

Diluted	572,022	581,344	581,483	582,296	608,743

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Operating activities:
Net income	$39,665	$58,713	$29,339	$173,575	$333,277
Adjustments:
Depreciation and amortization	45,671	45,279	43,533	136,318	145,843
Stock-based compensation expense	27,386	25,318	11,368	83,538	38,480
Non-cash restructuring of operations and other items, net	698	2,901	9,571	5,739	30,535
Gain on sale of investments	(2,550)	—	—	(2,550)	—
Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	—	(5,765)	—
Gain on sale of business	—	—	—	—	(260,066)
Loss/(gain) on sale of property and equipment	2,644	(95)	(35)	2,574	(543)
Unrealized foreign exchange loss/(gain)	2,655	(4,196)	(2,381)	(80)	200
Deferred taxes	(72)	28	822	(43,246)	(18,944)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	40,348	5,428	(14,262)	931	78,215
Inventories	(5,091)	(3,226)	(17,063)	(4,864)	(60,203)
Prepaid expenses, assets held for sale and other assets	1,110	460	735	(720)	(10,256)
Accounts payable	(25,186)	(17,598)	(10,990)	4,335	(1,700)
Accrued and other liabilities	(15,471)	4,260	(5,601)	(70,481)	(83,479)

Net cash provided by operating activities	111,807	117,272	45,036	279,304	191,359

Investing activities:
Purchases of debt securities available-for-sale	(22,087)	(51,106)	(14,552)	(94,456)	(38,683)
Proceeds from maturities and sales of debt securities available-for-sale	11,767	8,250	8,543	29,523	31,988
Purchases of other investments	—	—	—	—	(4,000)
Proceeds from sale of other investments	2,550	—	—	2,550	—
Purchases of property and equipment	(25,667)	(12,636)	(9,643)	(103,285)	(46,841)
Proceeds from sale of property and equipment	1,374	231	43	1,626	939
Acquisition of business, net of cash acquired	—	—	—	(319,231)	—
Proceeds from sale of business, net of transaction costs	—	—	—	—	475,150

Net cash (used in)/provided by investing activities	(32,063)	(55,261)	(15,609)	(483,273)	418,553

Financing activities:
Issuance of common stock	8,515	16,854	15,129	90,643	66,060
Purchases of common stock under repurchase program	(50,062)	(137,979)	(74,995)	(226,247)	(471,787)

Net cash used in financing activities	(41,547)	(121,125)	(59,866)	(135,604)	(405,727)

Effect of exchange rate changes on cash and cash equivalents	166	598	147	269	(821)

Net change in cash and cash equivalents	38,363	(58,516)	(30,292)	(339,304)	203,364
Cash and cash equivalents at beginning of period	402,144	460,660	755,442	779,811	521,786

Cash and cash equivalents at end of period	$440,507	$402,144	$725,150	$440,507	$725,150